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                                                                  EXHIBIT 3.1BBB


                            ARTICLES OF ORGANIZATION

                                       OF

                               WEBER CITY ROAD LLC

        BEFORE ME, the undersigned Notary Public, personally came and appeared the undersigned Organizer, a person of the full age of majority, acting as the Organizer and desiring to form a limited liability company (the "Company"), in accordance with the laws of the State of Louisiana, including but not limited to the Louisiana Limited Liability Company Law, and for the purposes hereinafter set forth, does hereby adopt the following Articles of Organization.

        1. Name. The name of the Company organized pursuant to these Articles of Organization shall be:

                               WEBER CITY ROAD LLC

        2. Purpose. The object and purpose for which this Company is formed shall be any lawful activity.

        3.      Organizer. The full name and street address of the organizer is:

                Isaac M. Gregorie, Jr.
                One American Place
                Baton Rouge, Louisiana 70825

        4.      Management. The Company shall be managed by its members.

        5. Certificate of Authority. Each of the persons so authorized by any Operating Agreement of the Company or by law, in accordance with the provisions of La. R.S. 12:1305(C)(5) and with these Articles of Organization, is authorized to execute certificates which establish the membership of any member, the authenticity of any records of the Company, and the authority of any person (including himself) to act on behalf of the Company, including but not limited to providing a statement of those persons or entities with the authority to take the actions referred to in La. R.S. 12:1318(B).

        6. Limitations of Liability. The members of the Company claim the benefits of limitation of liability under the provisions of La. R.S. 12:1314 and 12:1315 to the fullest extent allowed by law as fully and completely as though the provisions were recited herein in full.

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        THUS DONE AND SIGNED, in the Parish of East Baton Rouge, State of
Louisiana, this 13th day of August, 2001, before me, Notary, and the undersigned witnesses, after due reading of the whole.

WITNESSES:

                                                /s/ Isaac M. Gregorie, Jr.
                                                -------------------------------
                                                Isaac M. Gregorie, Jr.







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